EXHIBIT 24


                                Power of Attorney


         I hereby appoint each of Jim L. Kaput or Steven C. Preston or Eric R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, or Treasurer with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the registration statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the registration statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such registration statement.

         This Power of Attorney applies to a registration statement on Form S-8 that registers common stock to be offered and sold pursuant to the ServiceMaster Employee Share Purchase Plan, the ServiceMaster Employee Share Purchase Plan International Trust, The ServiceMaster Company 1998 Non-Employee Directors Discounted Stock Option Plan and ServiceMaster's obligations under the ServiceMaster Deferred Compensation Plan.

         This  instrument  shall  remain in effect until the earlier to occur of
(i) my cessation of service as a director and officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman and Chief Executive Officer, General Counsel, Chief Financial Officer or Treasurer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of revocation.


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         The law of the State of Illinois shall govern this instrument.


Dated:   September 29, 2000


/s/ Paul W. Berezny, Jr.
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         Paul W. Berezny, Jr.

/s/ Carlos H. Cantu
-----------------------------------------------------
         Carlos H. Cantu

/s/ Brian Griffiths
-----------------------------------------------------
         Brian Griffiths

/s/ Sidney E. Harris
-----------------------------------------------------
         Sidney E. Harris

/s/ Glenda A. Hatchett
-----------------------------------------------------
         Glenda A. Hatchett

/s/ Herbert P. Hess
-----------------------------------------------------
         Herbert P. Hess

/s/ Michele M. Hunt
-----------------------------------------------------
         Michele M. Hunt

/s/ Gunther H. Knoedler
-----------------------------------------------------
         Gunther H. Knoedler

/s/ James D. McLennan
-----------------------------------------------------
         James D. McLennan

/s/ Vincent C. Nelson
-----------------------------------------------------
         Vincent C. Nelson

/s/ Dallen W. Peterson
-----------------------------------------------------
         Dallen W. Peterson

/s/ C. William Pollard
-----------------------------------------------------
         C. William Pollard

/s/ Donald G. Soderquist
-----------------------------------------------------
         Donald G. Soderquist

/s/ Charles W. Stair
-----------------------------------------------------
         Charles W. Stair

/s/ David K. Wessner
-----------------------------------------------------
         David K. Wessner

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